EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated April 7, 2016 relative to the financial statements of Umatrin Holding Limited as of December 31, 2015 and January 31, 2015 and for the eleven months ended December 31, 2015 and for the year ended January 31, 2015.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
September 13, 2016